Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

  PRESS RELEASE

Company Contact:	Investor and Media Contact:
James R. Heslop II Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3219 JHeslop@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2023 First Half Financial Results

MIDDLEFIELD, OHIO, July 24, 2023◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) reported financial results for the 2023 first half and second quarter ended June 30, 2023.

2023 First Half Financial Highlights Include (on a year-over-year basis unless noted):

•	Net income increased 26.1% to a record $10.0 million

•	Earnings were $1.23 per diluted share compared to $1.35 per diluted share, reflecting a 38.4% increase in the average diluted shares outstanding related to the Liberty Bancshares, Inc. merger

•	Pre-tax, pre-provision net income increased 40.1% to a record $13.3 million

•	Net interest margin improved by 39 basis points to 4.30%, compared to 3.91%, and reflects five consecutive quarters of a net interest margin above 4%

•	Total loans were a record $1.41 billion, compared to $1.35 billion at December 31, 2022

•	Total deposits were a record $1.43 billion, compared to $1.40 billion at December 31, 2022

•	Uninsured deposits to total assets were approximately 20%, and approximately 25% of total deposits at June 30, 2023

•	Return on average assets was 1.16%, compared to 1.21%

•	Return on average equity was 9.64%, compared to 11.49%

•	Return on average tangible common equity(1) was 11.92%, compared to 13.03%

•	Strong asset quality with nonperforming assets to total assets of 0.74%, compared to 0.89%

•	Allowance for credit losses was 1.46% of total loans, compared to 1.49%

•	Equity to assets increased to 11.26% from 9.91%

“I’m proud to report that Middlefield achieved record second-quarter and year-to-date results, including net income, assets, loans, and deposits. These results are especially encouraging as we successfully navigate the rapid rise in interest rates over the past 12 months, significant competition for deposits, and an increasingly fluid business environment. Our ability to withstand these macro-level headwinds is reflected in our strong balance sheet, robust asset quality, and diverse core deposit base, as well as the benefits and added scale of the Liberty Bancshares, Inc. merger. Most importantly, our success through the first six months of 2023 is a direct result of the dedication and expertise of our team members and the value we provide our local communities,” stated James R. Heslop, II, Chief Executive Officer.

“As we look towards the second half of 2023, we expect higher rates and competition for deposits will increase our cost of funds in the coming quarters. Despite these trends, we believe our compelling net interest margin and larger loan portfolio will support strong levels of interest income throughout the remainder of the year. Middlefield’s strong balance sheet and highly profitable financial model provides us with the flexibility to capitalize on opportunities for organic growth, embrace new technologies, and expand our team with top talent. We understand the importance of maintaining a prudent focus on asset quality and managing expenses, and we are committed to upholding these principles as we navigate the evolving landscape,” concluded Mr. Heslop.

Income Statement

Net interest income for the 2023 first half increased 44.1% to $33.9 million, compared to $23.5 million for the same period last year. Year-to-date, the net interest margin was 4.30%, compared to 3.91% for the same period last year. Net interest income for the 2023 second quarter increased 44.3% to $17.4 million, compared to $12.0 million for the 2022 second quarter. Net interest income for the 2023 second quarter benefited from a one-time $539,000 purchase accounting adjustment for loan valuations associated with the Liberty Bancshares, Inc. merger. The net interest margin for the 2023 second quarter was 4.34%, compared to 4.02% for the same period of 2022.

Pre-tax income during last year’s first half and second quarter benefited from $1.2 million and $580,000, respectively, of accelerated net fees associated with the Paycheck Protection Program (“PPP”).

For the 2023 first half, noninterest income was $3.3 million, compared to $2.8 million for the same period last year. Noninterest income for the 2023 second quarter was $1.6 million, compared to $1.4 million for the same period last year.

For the 2023 first half, noninterest expense was $23.8 million, compared to $16.8 million for the same period last year. Operating costs in the 2023 second quarter were $12.1 million from $8.5 million for the 2022 second quarter. Higher second-quarter and first-half expenses were primarily associated with the Liberty Bancshares, Inc. merger. The Company’s efficiency ratio for the 2023 first half was 62.73%, compared to 62.17% for the same period last year, and for the 2023 second quarter was 61.27%, compared to 61.83% for last year’s second quarter.

Net income for the 2023 first half ended June 30, 2023, was $10.0 million, or $1.23 per diluted share, compared to $7.9 million, or $1.35 per diluted share for the same period last year. Net income for the 2023 second quarter ended June 30, 2023, was $5.1 million, or $0.63 per diluted share, compared to $4.1 million, or $0.70 per diluted share, for the same period last year.

Pre-tax, pre-provision net income was $13.3 million, an increase of 40.1% from $9.5 million last year. Pre-tax, pre-provision net income was a quarterly record of $6.9 million, an increase of 41.3% from $4.9 million last year.

Balance Sheet

Total assets at June 30, 2023, increased 35.4% to $1.75 billion, compared to $1.29 billion at June 30, 2022. Net loans at June 30, 2023, increased 44.2% to $1.39 billion, compared to $963.4 million at June 30, 2022. The 44.2% increase in net loans was primarily due to the Liberty Bancshares, Inc. merger.

Total deposits at June 30, 2023, were $1.43 billion, compared to $1.15 billion at June 30, 2022. The 24.8% increase in deposits was primarily due to the Liberty Bancshares, Inc. merger. At June 30, 2023, the Company had brokered deposits of $53.5 million, compared to $5.0 million at June 30, 2022. The investment portfolio was $167.2 million at June 30, 2023, compared with $172.0 million at June 30, 2022.

Michael Ranttila, Chief Financial Officer, stated, “Our legacy of maintaining a robust balance sheet continues to produce strong financial results while elevating our position as a trusted and stable financial institution. We ended the quarter with $59.1 million in cash and cash equivalents, $167.2 million in investment securities, and $582.9 million of maximum borrowing capacity at the Federal Home Loan Bank. In addition, we maintain a modest level of unrealized losses on all securities, which was 10.5% of total capital at June 30, 2023. We believe we have ample liquidity to navigate a more complex economic environment while supporting our growth and capital allocation strategies.”

Middlefield’s CRE portfolio included the following categories at June 30, 2023:

CRE Category	Balance (in thousands)	Percent of CRE Portfolio	Percent of Loan Portfolio
Shopping Plazas	$80,690	12.8%	5.7%
Office Space	$73,230	11.6%	5.2%
Multi-Family	$58,579	9.3%	4.2%
Self-Storage	$58,234	9.2%	4.1%
Senior Living	$40,318	6.4%	2.9%
Hospitality	$33,701	5.3%	2.4%
Other	$287,592	45.5%	20.4%

Total CRE	$632,344	100.0%	44.9%

Middlefield’s commercial real estate office credit exposure represented 5.2% of the Company’s total loan portfolio at June 30, 2023, with a weighted average loan-to-value of approximately 53% and an average loan of $1.2 million. In addition, Middlefield’s office exposure was within Ohio, with approximately 96% of the Company’s office portfolio in suburban markets.

Stockholders’ Equity and Dividends

At June 30, 2023, stockholders’ equity was $197.2 million compared to $128.2 million at June 30, 2022. The 53.8% year-over-year increase in stockholders’ equity was primarily due to the Liberty Bancshares, Inc. merger, partially offset by an increase in the unrealized loss on the available-for-sale investment portfolio and the Company’s stock repurchase program. On a per-share basis, shareholders’ equity at June 30, 2023, was $24.38 compared to $22.07 at June 30, 2022.

At June 30, 2023, tangible stockholders’ equity(1) was $153.9 million, compared to $111.9 million at June 30, 2022. On a per-share basis, tangible stockholders’ equity(1) was $19.02 at June 30, 2023, compared to $19.26 at June 30, 2022.

Through the 2023 first half, the Company declared cash dividends of $0.40 per share, a 17.6% increase from $0.34 per share for the same period last year.

At June 30, 2023, the Company had an equity-to-assets ratio of 11.26%, compared to 9.91% at June 30, 2022.

Asset Quality

For the 2023 first half and second quarter, the Company recorded provisions for credit losses of $1.3 million and $814,000, respectively, versus no provisions for credit losses for the same periods last year.

Net charge-offs were $111,000 or 0.03% of average loans, annualized, during the 2023 second quarter, compared to net recoveries of $58,000, or 0.02% of average loans, annualized, at June 30, 2022. Year-to-date net charge-offs were $103,000, or 0.01% of average loans, annualized, compared to net recoveries of $208,000, or 0.04% of average loans, annualized for the six-months ended June 30, 2022.

Nonperforming loans at June 30, 2023, were $7.1 million, compared to $4.7 million at June 30, 2022. Nonperforming assets at June 30, 2023, were $12.9 million, compared to $11.5 million at June 30, 2022. The allowance for credit losses at June 30, 2023, stood at $20.6 million, or 1.46% of total loans, compared to $14.6 million, or 1.49% of total loans at June 30, 2022.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.75 billion at June 30, 2023. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1) NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
Balance Sheets (period end)	2023	2023	2022	2022	2022
ASSETS
Cash and due from banks	$49,422	$59,609	$51,404	$119,777	$60,114
Federal funds sold	9,654	7,048	2,405	8,800	19,039

Cash and cash equivalents	59,076	66,657	53,809	128,577	79,153
Equity securities, at fair value	711	777	915	972	779
Investment securities available for sale, at fair value	167,209	169,605	164,967	162,064	171,958
Loans held for sale	171	104	—	—	—
Loans:
Commercial real estate:
Owner occupied	187,919	185,661	191,748	120,912	120,771
Non-owner occupied	385,846	400,314	380,580	285,419	288,334
Multifamily	58,579	63,892	58,251	38,063	29,152
Residential real estate	312,196	306,179	296,308	247,612	246,453
Commercial and industrial	209,349	195,024	195,602	146,987	137,398
Home equity lines of credit	126,894	126,555	128,065	114,344	111,730
Construction and other	118,851	97,406	94,199	33,748	35,988
Consumer installment	9,801	7,816	8,119	8,110	8,171

Total loans	1,409,435	1,382,847	1,352,872	995,195	977,997
Less allowance for credit losses	20,591	20,162	14,438	14,532	14,550

Net loans	1,388,844	1,362,685	1,338,434	980,663	963,447
Premises and equipment, net	21,629	21,775	21,961	16,215	17,030
Goodwill	36,197	31,735	31,735	15,071	15,071
Core deposit intangibles	7,171	7,436	7,701	1,171	1,249
Bank-owned life insurance	34,235	34,015	33,811	17,382	17,274
Other real estate owned	5,792	5,792	5,821	6,792	6,792
Accrued interest receivable and other assets	30,472	27,258	28,528	22,104	20,624

TOTAL ASSETS	$1,751,507	$1,727,839	$1,687,682	$1,351,011	$1,293,377

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
LIABILITIES
Deposits:
Noninterest-bearing demand	$441,102	$474,977	$503,907	$383,675	$379,872
Interest-bearing demand	229,633	196,086	164,677	160,112	154,788
Money market	241,537	221,723	187,498	162,052	185,494
Savings	231,508	287,859	307,917	247,466	252,179
Time	287,861	244,962	238,020	177,182	174,833

Total deposits	1,431,641	1,425,607	1,402,019	1,130,487	1,147,166
Short-term borrowings	100,000	85,000	65,000	80,000	—
Other borrowings	11,961	12,010	12,059	12,107	12,910
Accrued interest payable and other liabilities	10,678	10,057	10,913	5,562	5,081

TOTAL LIABILITIES	1,554,280	1,532,674	1,489,991	1,228,156	1,165,157

STOCKHOLDERS’ EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,924,245 shares issued, 8,088,793 shares outstanding as of June 30, 2023	161,211	161,248	161,029	87,640	87,562
Retained earnings	96,500	93,024	94,154	93,166	89,900
Accumulated other comprehensive loss	(20,630)	(19,253)	(22,144)	(25,080)	(17,591)
Treasury stock, at cost; 1,835,452 shares as of June 30, 2023	(39,854)	(39,854)	(35,348)	(32,871)	(31,651)

TOTAL STOCKHOLDERS’ EQUITY	197,227	195,165	197,691	122,855	128,220

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,751,507	$1,727,839	$1,687,682	$1,351,011	$1,293,377

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	30-Jun	30-Jun
Statements of Income	2023	2023	2022	2022	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$20,762	$18,275	$14,368	$11,892	$11,268	$39,037	$22,253
Interest-earning deposits in other institutions	369	250	240	134	74	620	98
Federal funds sold	158	253	119	51	46	411	49
Investment securities:
Taxable interest	479	458	477	449	442	937	885
Tax-exempt interest	978	980	986	982	955	1,958	1,739
Dividends on stock	91	88	68	59	33	179	57

Total interest and dividend income	22,837	20,304	16,258	13,567	12,818	43,142	25,081

INTEREST EXPENSE
Deposits	3,851	2,990	1,771	812	709	6,841	1,435
Short-term borrowings	1,462	653	263	44	—	2,114	—
Other borrowings	170	155	142	112	81	326	150

Total interest expense	5,483	3,798	2,176	968	790	9,281	1,585

NET INTEREST INCOME	17,354	16,506	14,082	12,599	12,028	33,861	23,496
Provision for credit losses	814	507	—	—	—	1,321	—

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	16,540	15,999	14,082	12,599	12,028	32,540	23,496

NONINTEREST INCOME
Service charges on deposit accounts	940	987	976	1,004	956	1,926	1,870
Loss on equity securities	(67)	(138)	(77)	(57)	(72)	(205)	(39)
Gain on other real estate owned	—	2	—	—	—	2	—
Earnings on bank-owned life insurance	220	200	137	108	108	420	214
Gain on sale of loans	6	23	(4)	7	18	29	21
Revenue from investment services	174	186	147	233	153	359	294
Gross rental income	77	102	951	—	—	179	—
Other income	242	318	284	251	220	560	426

Total noninterest income	1,592	1,680	2,414	1,546	1,383	3,270	2,786

NONINTEREST EXPENSE
Salaries and employee benefits	6,019	5,852	4,886	4,491	3,785	11,871	8,171
Occupancy expense	659	696	487	458	583	1,355	1,088
Equipment expense	354	317	252	233	274	672	589
Data processing costs	1,137	1,070	1,050	985	822	2,207	1,665
Ohio state franchise tax	398	385	279	293	292	783	585
Federal deposit insurance expense	249	120	105	84	90	369	140
Professional fees	550	538	382	280	383	1,088	838
Other real estate owned writedowns	—	—	1,000	—	200	—	214
Advertising expense	415	486	308	268	229	901	457
Software amortization expense	23	26	28	27	40	49	88
Core deposit intangible amortization	265	265	140	78	77	529	154
Gross other real estate owned expenses	63	132	692	1	6	195	—
Merger-related costs	206	245	1,413	390	579	449	579
Other expense	1,716	1,661	1,321	1,298	1,175	3,378	2,233

Total noninterest expense	12,054	11,793	12,343	8,886	8,535	23,846	16,801

Income before income taxes	6,078	5,886	4,153	5,259	4,876	11,964	9,481
Income taxes	986	989	651	1,010	787	1,975	1,559

NET INCOME	$5,092	$4,897	$3,502	$4,249	$4,089	$9,989	$7,922

PTPP (1)	$6,892	$6,393	$4,153	$5,259	$4,876	$13,285	$9,481

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for credit losses considerations, for reconciliation of non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Per common share data
Net income per common share - basic	$0.63	$0.60	$0.53	$0.73	$0.70	$1.23	$1.35
Net income per common share - diluted	$0.63	$0.60	$0.53	$0.73	$0.70	$1.23	$1.35
Dividends declared per share	$0.20	$0.20	$0.30	$0.17	$0.17	$0.40	$0.34
Book value per share (period end)	$24.38	$24.13	$23.98	$21.30	$22.07	$24.38	$22.07
Tangible book value per share (period end) (2) (3)	$19.02	$19.29	$19.19	$18.48	$19.26	$19.02	$19.26
Dividends declared	$1,619	$1,605	$2,514	$983	$993	$3,223	$1,993
Dividend yield	2.99%	2.89%	4.34%	2.49%	2.71%	3.01%	2.72%
Dividend payout ratio	31.79%	32.78%	71.79%	23.13%	24.28%	32.27%	25.16%
Average shares outstanding - basic	8,088,793	8,138,771	6,593,616	5,792,773	5,851,422	8,113,645	5,865,147
Average shares outstanding - diluted	8,101,984	8,152,629	6,610,907	5,805,799	5,860,098	8,126,836	5,873,823
Period ending shares outstanding	8,088,793	8,088,793	8,245,235	5,767,803	5,810,351	8,088,793	5,810,351
Selected ratios
Return on average assets	1.17%	1.16%	0.97%	1.32%	1.25%	1.16%	1.21%
Return on average equity	9.54%	10.19%	9.35%	12.94%	12.30%	9.64%	11.49%
Return on average tangible common equity (2) (4)	11.76%	12.77%	11.13%	14.79%	14.02%	11.92%	13.03%
Efficiency (1)	61.27%	62.44%	72.75%	61.07%	61.83%	62.73%	62.17%
Equity to assets at period end	11.26%	11.30%	11.71%	9.09%	9.91%	11.26%	9.91%
Noninterest expense to average assets	0.69%	0.69%	0.86%	0.69%	0.65%	1.38%	1.27%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
Yields	2023	2023	2022	2022	2022	2023	2022
Interest-earning assets:
Loans receivable (2)	5.96%	5.45%	5.11%	4.78%	4.66%	5.71%	4.60%
Investment securities (2)	4.08%	4.11%	3.83%	3.90%	3.76%	4.08%	3.59%
Interest-earning deposits with other banks	3.98%	3.46%	3.42%	2.06%	0.77%	3.71%	0.48%
Total interest-earning assets	5.69%	5.22%	4.88%	4.55%	4.28%	5.46%	4.17%
Deposits:
Interest-bearing demand deposits	1.11%	0.83%	0.83%	0.22%	0.15%	0.99%	0.15%
Money market deposits	2.21%	1.52%	1.00%	0.46%	0.49%	1.89%	0.48%
Savings deposits	0.73%	1.03%	0.49%	0.19%	0.06%	0.89%	0.06%
Certificates of deposit	2.35%	1.71%	1.30%	0.96%	0.83%	2.04%	0.85%
Total interest-bearing deposits	1.60%	1.28%	0.87%	0.43%	0.36%	1.44%	0.36%
Non-Deposit Funding:
Borrowings	5.26%	4.78%	4.25%	2.94%	2.51%	5.10%	2.34%
Total interest-bearing liabilities	2.02%	1.52%	1.02%	0.50%	0.39%	1.78%	0.39%
Cost of deposits	1.09%	0.84%	0.57%	0.29%	0.24%	0.97%	0.25%
Cost of funds	1.43%	1.02%	0.68%	0.34%	0.27%	1.23%	0.27%
Net interest margin (1)	4.34%	4.26%	4.23%	4.23%	4.02%	4.30%	3.91%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset quality data	2023	2023	2022	2022	2022
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$7,116	$6,882	$2,111	$3,692	$4,670
Other real estate owned	5,792	5,792	5,821	6,792	6,792

Nonperforming assets	$12,908	$12,674	$7,932	$10,484	$11,462

Allowance for credit losses	$20,591	$20,162	$14,438	$14,532	$14,550
Allowance for credit losses/total loans	1.46%	1.46%	1.07%	1.46%	1.49%
Net charge-offs (recoveries):
Quarter-to-date	$111	$(8)	$94	$18	$(58)
Year-to-date	103	(8)	(96)	(190)	(208)
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	0.03%	0.00%	0.03%	0.01%	-0.02%
Year-to-date	0.01%	0.00%	-0.01%	-0.02%	-0.04%
Nonperforming loans/total loans	0.50%	0.50%	0.16%	0.37%	0.48%
Allowance for credit losses/nonperforming loans	289.36%	292.97%	683.94%	393.61%	311.56%
Nonperforming assets/total assets	0.74%	0.73%	0.47%	0.78%	0.89%

(1) Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Stockholders’ Equity	$197,227	$195,165	$197,691	$122,855	$128,220
Less Goodwill and other intangibles	43,368	39,171	39,436	16,242	16,320

Tangible Common Equity	$153,859	$155,994	$158,255	$106,613	$111,900

Shares outstanding	8,088,793	8,088,793	8,245,235	5,767,803	5,810,351

Tangible book value per share	$19.02	$19.29	$19.19	$18.48	$19.26

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Average Stockholders’ Equity	$214,161	$194,814	$148,616	$130,263	$133,377	$208,930	$139,003
Less Average Goodwill and other intangibles	40,522	39,300	23,731	16,280	16,357	39,911	16,396

Average Tangible Common Equity	$173,639	$155,514	$124,885	$113,983	$117,020	$169,019	$122,607

Net income	$5,092	$4,897	$4,896	$3,502	$4,249	$9,989	$7,922

Return on average tangible common equity (annualized)	11.76%	12.77%	11.13%	14.79%	14.02%	11.92%	13.03%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Net income	$5,092	$4,897	$3,502	$4,249	$4,089	$9,989	$7,922
Add Income Taxes	986	989	651	1,010	787	1,975	1,559
Add Provision for credit losses	814	507	—	—	—	1,321	—

PTPP	$6,892	$6,393	$4,153	$5,259	$4,876	$13,285	$9,481

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	June 30,			June 30,
	2023			2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,400,074	$20,762	5.96%	$970,820	$11,268	4.66%
Investment securities (3)	168,890	1,457	4.08%	176,138	1,397	3.76%
Interest-earning deposits with other banks (4)	62,296	618	3.98%	79,924	153	0.77%

Total interest-earning assets	1,631,260	22,837	5.69%	1,226,882	12,818	4.28%

Noninterest-earning assets	114,120			89,555

Total assets	$1,745,380			$1,316,437

Interest-bearing liabilities:
Interest-bearing demand deposits	$214,045	$595	1.11%	$159,779	$59	0.15%
Money market deposits	234,497	1,294	2.21%	185,711	228	0.49%
Savings deposits	263,587	478	0.73%	260,226	40	0.06%
Certificates of deposit	252,785	1,484	2.35%	184,748	382	0.83%
Short-term borrowings	112,349	1,462	5.22%	—	—	0.00%
Other borrowings	11,992	170	5.69%	12,945	81	2.51%

Total interest-bearing liabilities	1,089,255	5,483	2.02%	803,409	790	0.39%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	450,835			375,013
Other liabilities	(8,871)			4,638
Stockholders’ equity	214,161			133,377

Total liabilities and stockholders’ equity	$1,745,380			$1,316,437

Net interest income		$17,354			$12,028

Interest rate spread (1)			3.67%			3.89%
Net interest margin (2)			4.34%			4.02%
Ratio of average interest-earning assets to average interest-bearing liabilities			149.76%			152.71%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $294 and $271 for the three months ended June 30, 2023 and 2022, respectively.
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	June 30,			March 31,
	2023			2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,400,074	$20,762	5.96%	$1,360,866	$18,275	5.45%
Investment securities (3)	168,890	1,457	4.08%	167,674	1,438	4.11%
Interest-earning deposits with other banks (4)	62,296	618	3.98%	69,308	591	3.46%

Total interest-earning assets	1,631,260	22,837	5.69%	1,597,848	20,304	5.22%

Noninterest-earning assets	114,120			115,515

Total assets	$1,745,380			$1,713,363

Interest-bearing liabilities:
Interest-bearing demand deposits	$214,045	$595	1.11%	$177,935	$364	0.83%
Money market deposits	234,497	1,294	2.21%	208,408	783	1.52%
Savings deposits	263,587	478	0.73%	315,049	804	1.03%
Certificates of deposit	252,785	1,484	2.35%	246,151	1,039	1.71%
Short-term borrowings	112,349	1,462	5.22%	56,459	653	4.69%
Other borrowings	11,992	170	5.69%	12,038	155	5.22%

Total interest-bearing liabilities	1,089,255	5,483	2.02%	1,016,040	3,798	1.52%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	450,835			491,649
Other liabilities	(8,871)			10,860
Stockholders’ equity	214,161			194,814

Total liabilities and stockholders’ equity	$1,745,380			$1,713,363

Net interest income		$17,354			$16,506

Interest rate spread (1)			3.67%			3.70%
Net interest margin (2)			4.34%			4.26%
Ratio of average interest-earning assets to average interest-bearing liabilities			149.76%			157.26%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $294 and $271 for the three months ended June 30, 2023 and 2022, respectively.
(4)	Includes dividends received on restricted stock.

	For the Six Months Ended
	June 30,			June 30,
	2023			2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,380,470	$39,037	5.71%	$977,336	$22,253	4.60%
Investment securities (3)	168,738	2,895	4.08%	173,483	2,624	3.59%
Interest-earning deposits with other banks (4)	65,802	1,210	3.71%	85,807	204	0.48%

Total interest-earning assets	1,615,010	43,142	5.46%	1,236,626	25,081	4.17%

Noninterest-earning assets	114,951			87,382

Total assets	$1,729,961			$1,324,008

Interest-bearing liabilities:
Interest-bearing demand deposits	$195,990	$960	0.99%	$165,066	$119	0.15%
Money market deposits	221,452	2,077	1.89%	184,988	440	0.48%
Savings deposits	289,318	1,281	0.89%	260,194	78	0.06%
Certificates of deposit	249,468	2,523	2.04%	189,203	798	0.85%
Short-term borrowings	84,404	2,114	5.05%	—	—	0.00%
Other borrowings	12,015	326	5.47%	12,944	150	2.34%

Total interest-bearing liabilities	1,052,647	9,281	1.78%	812,395	1,585	0.39%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	471,242			367,334
Other liabilities	(2,858)			5,276
Stockholders’ equity	208,930			139,003

Total liabilities and stockholders’ equity	$1,729,961			$1,324,008

Net interest income		$33,861			$23,496

Interest rate spread (1)			3.68%			3.78%
Net interest margin (2)			4.30%			3.91%
Ratio of average interest-earning assets to average interest-bearing liabilities			153.42%			152.22%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $572 and $492 for the six months ended June 30, 2023 and 2022, respectively.
(4)	Includes dividends received on restricted stock.